Exhibit 99.1


              Wynn Resorts, Limited Reports Second Quarter Results


LAS VEGAS, August 1, 2006 (BUSINESS WIRE) -- Wynn Resorts, Limited (Nasdaq:
WYNN) today reported financial results for the quarter ended June 30, 2006.

Net Revenues for the quarter were $273.4 million and adjusted net loss (excluding $15.2 million in pre-opening expenses, property charges and increase in swap fair value) was $4.9 million, or $0.05 per share (adjusted EPS) (1). On a US GAAP (Generally Accepted Accounting Principles) basis, net loss was $20.1 million, or $0.20 per share.

Wynn Las Vegas Second Quarter Results

For the quarter ended June 30, 2006, Wynn Las Vegas generated adjusted EBITDA
(2) of $73.2 million, representing a 26.8% margin on second quarter net revenues. The lower margins in the quarter resulted primarily from low hold percentage in the casino in June.

Net gaming revenues in the second quarter of 2006 were $113.5 million. Table games drop was $466.1 million, with win per table per day (before discounts) of $7,187 for the quarter. Table games win percentage of 19.8% was on the lower-end of the property's expected range of 19% to 22%. Slot machine win per unit per day was $240 on handle (volume) of $907 million in the quarter. Although slot handle maintained its pace with historical levels, win percentage was lower than in previous quarters (but within the normal expected range of 5% to 6%), resulting in the decline in win per unit per day for the quarter.

Gross non-gaming revenues for the quarter were $196.3 million, a 2.4% increase from the first quarter of 2006. Wynn Las Vegas' room revenues were $69.2 million with an Average Daily Rate (ADR) of $293 and occupancy of 95.7%, generating revenue per available room (REVPAR) of $280 for the period. Other non-gaming revenues for the second quarter of 2006 included food and beverage revenues of approximately $77.7 million, retail revenues of approximately $19.3 million, entertainment revenues of approximately $17.1 million, and other revenues from outlets, including the spa and salon, of approximately $13.0 million.

Wynn Macau

Wynn Macau is being constructed and will open in phases, with a total project budget of $1.2 billion. The first phase will open in September 2006 and will utilize approximately 11 acres of a total site area of 16 acres of land and features 600 hotel rooms and suites, approximately 210 table games and 380 slot machines in approximately 100,000 square feet of casino gaming space, seven restaurants, approximately 26,000 square feet of retail space, a spa, a salon, entertainment lounges and meeting facilities. The second phase will include approximately 135,000 square feet of additional casino space, one restaurant, retail space, a theater, and a dramatic front feature attraction. The second phase is expected to be completed and open to the public by the end of 2007.

The construction of Phase I of Wynn Macau is nearing completion and the majority of the areas has been finished and is being turned over to operations. Hotel room and banquet facility reservations are being accepted and online reservations can be made through www.wynnmacau.com. There are currently 3,500 employees on staff and the remaining 1,500 employees will start by the second week of August. The employees who are on staff are undergoing training by 250 supervisors who are leading the efforts. Several areas such as information technology, security and surveillance and the employee cafeteria, are fully functional.

As of June 30, 2006, the Company has incurred approximately $716.0 million of a total project budget of approximately $1.2 billion (including the expansion of the second phase).

We continue to make progress on our land concession discussions for a 54 acre site on Cotai in Macau and expect to finalize those discussions in the third quarter of 2006.

Encore at Wynn Las Vegas

We are constructing Encore at Wynn Las Vegas ("Encore") on approximately 20 acres on the Strip, immediately adjacent to Wynn Las Vegas. On March 31, 2006, our lenders approved the $1.74 billion project budget and the related plans and specifications for Encore. Encore includes a 2,042-room hotel tower fully integrated with Wynn Las Vegas, consisting of 132 suites and 1,910 guest rooms, as well as an approximately 54,000 square foot casino, additional convention and meeting space, as well as restaurants, a nightclub, swimming pools, a spa and salon and retail outlets. We commenced construction of Encore on April 28, 2006 and expect it to be completed by the end of 2008. The project budget for Encore includes approximately $70.0 million to be incurred for construction of a new employee parking garage on our Koval property, a related pedestrian bridge and costs to be incurred in connection with preparing the Broadway Theater to host "Monty Python's Spamalot." We expect "Monty Python's Spamalot" to begin performances at Wynn Las Vegas in the first quarter of 2007.

Other Factors Affecting Earnings

Depreciation and amortization expenses were $40.5 million during the second quarter. Interest expense, net of $8.6 million in capitalized interest, was $35.3 million for the second quarter of 2006. Pre-opening expenses, primarily related to Wynn Macau, totaled $17.0 million during the quarter. Corporate expenses and other was $11.5 million, including $2.9 million of stock option expenses.

Balance Sheet and Capital Expenditures


Our total cash balances at the end of the quarter were $833.5 million, including unrestricted cash balances of $379.0 million and cash balances restricted for our construction and development projects of $454.5 million. Total debt outstanding at the end of the quarter was $2.3 billion, including $224.7 million of Convertible Debentures and $306.0 million of Wynn Macau related debt. Capital expenditures during the second quarter of 2006, net of changes in construction payables and retention, totaled approximately $110 million, of which approximately $80 million was related to Wynn Macau and the remaining was mostly associated with Encore.

Conference Call Information

The Company will hold a conference call to discuss its results on Tuesday, August 1st, 2006 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com (Investor Relations).

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the Company's brief operating history, the Company's dependence on existing management, levels of travel, leisure and casino spending, general domestic or international economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP financial measures

     (1) Adjusted net income and adjusted earnings per share ("EPS") are presented exclusively as a supplemental disclosure because management believes that these financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are considered by many to be a better indicator on which to base expectations of future results than income or EPS computed in accordance with GAAP.

     (2) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, pre-opening expenses, property charges, corporate expenses, stock-based compensation, and other non-operating income and expenses. Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a principal basis for valuation, of gaming companies. Management uses Adjusted EBITDA as the primary measure of the operating performance of Wynn Las Vegas and to compare the operating performance of its property with those of its competitors. The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with generally accepted accounting principles in the United States ("GAAP"). In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expense, property charges and corporate expense, which do not relate to the management of specific casino properties. However, Adjusted EBITDA should not be considered as an alternative to operating income, as an indicator of operating performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA. Also, Wynn Resorts, Limited's calculation of Adjusted EBITDA may be different from the calculation methods used by other companies, and therefore, comparability may be limited.

         Wynn Resorts' calculation of adjusted earnings, adjusted EPS and Adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited. The Company has included schedules in the tables that accompany this release that reconcile (i) net loss and net loss per share to adjusted net income (loss) and adjusted net income (loss) per share, and (ii) net loss to Adjusted EBITDA.

                     WYNN RESORTS, LIMITED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                  (Unaudited)

                                                                 Three Months Ended                    Six Months Ended
                                                                      June 30,                             June 30,
                                                        ------------------------------------  -----------------------------------
                                                                                2005                                 2005
                                                                2006        (as restated)            2006        (as restated)
                                                        ------------------------------------  -----------------------------------
Operating revenues:
    Casino...........................................      $     113,527     $      98,715      $     240,041    $      98,715
    Rooms............................................             69,222            44,632            137,399           44,632
    Food and beverage................................             77,686            48,056            152,320           48,056
    Entertainment, retail and other..................             49,389            34,651             98,346           34,659
                                                        ------------------------------------  -----------------------------------
        Gross revenues...............................            309,824           226,054            628,106          226,062
    Less promotional allowances......................            (36,454)          (24,934)           (77,511)         (24,934)
                                                        ------------------------------------  -----------------------------------
        Net revenues.................................            273,370           201,120            550,595          201,128

Operating costs and expenses:
    Casino...........................................             57,920            42,280            121,156           42,280
    Rooms............................................             18,140            11,780             35,125           11,780
    Food and beverage................................             49,423            33,706             94,182           33,706
    Entertainment, retail and other..................             34,112            20,262             66,626           20,266
    General and administrative.......................             49,011            31,010             95,976           31,014
    Provision for doubtful accounts..................              3,646             8,599              6,575            8,599
    Pre-opening costs................................             17,028            43,365             25,974           81,469
    Depreciation and amortization....................             40,542            26,125             82,327           29,619
    Contract termination fee.........................                  -                 -              5,000                -
    Property charges and other.......................              2,376                48              7,325              110
                                                        ------------------------------------  -----------------------------------
         Total operating costs and expenses..........            272,198           217,175            540,266         258,843

Equity in income from unconsolidated affiliates......                511               251              1,086             251
                                                        ------------------------------------  -----------------------------------

Operating income/(loss)..............................              1,683           (15,804)            11,415         (57,464)
                                                        ------------------------------------  -----------------------------------

Other income/(expense):
    Interest and other income........................              9,617             6,983             18,049          13,165
    Interest expense.................................            (35,307)          (27,143)           (71,250)        (29,292)
    Increase/(decrease) in swap fair value...........              4,246            (5,814)            10,591           1,887
                                                        ------------------------------------  -----------------------------------
         Other income (expense), net.................            (21,444)          (25,974)           (42,610)        (14,240)

                                                        ------------------------------------  -----------------------------------

Loss before income taxes.............................            (19,761)          (41,778)           (31,195)        (71,704)

    Provision for income taxes.......................               (309)                -               (309)              -
                                                        ------------------------------------  -----------------------------------

Net loss.............................................      $     (20,070)    $     (41,778)     $     (31,504)   $    (71,704)
                                                        ====================================  ===================================

Basic and diluted loss per common share:
    Net loss:
         Basic.......................................      $       (0.20)    $       (0.43)     $       (0.32)   $      (0.73)
         Diluted.....................................      $       (0.20)    $       (0.43)     $       (0.32)   $      (0.73)
    Weighted average common shares outstanding:
         Basic.......................................             99,830            98,203             99,286          98,132
         Diluted.....................................             99,830            98,203             99,286          98,132


                     WYNN RESORTS, LIMITED AND SUBSIDIARIES

              RECONCILIATION OF NET LOSS AND NET LOSS PER SHARE TO
      ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE
                                 (In thousands)
                                  (Unaudited)

                                                          Three Months Ended                    Six Months Ended
                                                               June 30,                             June 30,
                                                 ------------------------------------ ------------------------------------
                                                       2006              2005               2006              2005
                                                 ------------------------------------ ------------------------------------
Net loss......................................    $      (20,070)   $      (41,778)    $      (31,504)   $      (71,704)
    Pre-opening costs.........................            17,028            43,365             25,974            81,469
    (Increase) decrease in swap fair value....            (4,246)            5,814            (10,591)           (1,887)
    Property charges and other................             2,376                48              7,325               110
    Avenue Q contract termination fee.........                 -                 -              5,000                 -
                                                 ------------------------------------ ------------------------------------
Adjusted net income / (loss)..................    $       (4,912)   $        7,449     $       (3,796)   $        7,988
                                                 ==================================== ====================================

Per share of common stock
    Net loss..................................    $        (0.20)   $        (0.43)    $        (0.32)   $        (0.73)
    Pre-opening costs.........................              0.17              0.44               0.26              0.83
    (Increase) decrease in swap fair value....             (0.04)             0.06              (0.11)            (0.02)
    Property charges and other................              0.02              0.00               0.07              0.00
    Avenue Q contract termination fee.........                 -                 -               0.05                 -
                                                 ------------------------------------ ------------------------------------
Adjusted net income / (loss)..................    $        (0.05)   $         0.08     $        (0.04)   $         0.08
                                                 ==================================== ====================================

                     WYNN RESORTS, LIMITED AND SUBSIDIARIES

                 RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                                 (In thousands)
                                  (Unaudited)

                                                          Three Months Ended                    Six Months Ended
                                                               June 30,                             June 30,
                                                 ------------------------------------ ------------------------------------
                                                       2006              2005               2006              2005
                                                 ------------------------------------ ------------------------------------
Net loss                                          $      (20,070)   $      (41,778)    $      (31,504)   $      (71,704)

   Add/(Deduct):
     Provision for income taxes                              309                 -                309                 -
     Interest and other income                            (9,617)           (6,983)           (18,049)          (13,165)
     Interest expense                                     35,307            27,143             71,250            29,292
     (Increase)/decrease in swap fair value               (4,246)            5,814            (10,591)           (1,887)
                                                 ------------------------------------ ------------------------------------

     Total                                                21,753            25,974             42,919            14,240
                                                 ------------------------------------ ------------------------------------

Operating loss                                             1,683           (15,804)            11,415           (57,464)

   Add
   Preopening costs:
     Wynn Las Vegas                                          176            36,795                194            65,886
     Wynn Macau                                           16,852             4,124             25,780             6,598
     Corporate and other                                       -             2,446                  -             8,985
   Depreciation and amortization:
     Wynn Las Vegas                                       37,618            24,057             76,568            25,568
     Wynn Macau                                            2,131             1,469              4,208             2,934
     Corporate and other                                     793               599              1,551             1,117
   Property charges and other:
     Wynn Las Vegas                                        2,376                 -              7,325                 -
     Wynn Macau                                                -                 -                  -                 -
     Corporate and other                                       -                48                  -               110
   Avenue Q contract termination fee                           -                 -              5,000                 -
   Corporate expenses and other                           11,533             5,001             22,244             5,001
                                                 ------------------------------------ ------------------------------------

     Total                                                71,479            74,539            142,870           116,199
                                                 ------------------------------------ ------------------------------------

Adjusted EBITDA (2)                               $       73,162    $       58,735     $     154,285     $       58,735
                                                 ==================================== ====================================

                     WYNN RESORTS, LIMITED AND SUBSIDIARIES

                           SUPPLEMENTAL DATA SCHEDULE

                                                          Three Months Ended June     Six Months Ended
                                                                 30, 2006              June 30, 2006
                                                         -------------------------- ---------------------
     Room Statistics for Wynn Las Vegas:

            Occupancy %                                                     95.7%                95.6%

            Average Daily Room Rate (ADR)(1)                                 $293                 $293

            Average Paying Rate (APR)(2)                                     $270                 $277

            Revenue per available room (REVPAR)(3)                           $280                 $280


     Other information:

            Table games win per unit per day(4)                            $7,187               $7,291

            Table Hold %                                                    19.8%                19.8%

            Slot Machine win per unit per day(5)                             $240                 $250

            Average number of table games                                     141                  143

            Average number of slot machines                                 1,959                1,955


(1) ADR is Average Daily Room Rate and is calculated by dividing total room revenue by total rooms occupied.

(2) APR is Average Paying Rate and is calculated by dividing cash room revenue by cash rooms occupied.

(3) REVPAR is Revenue per Available Room and is calculated by dividing total room revenue by total rooms available.

(4) Table games win per unit per day is shown before discounts and commissions.

(5) Slot machine win per unit per day is net of participation fees and progressive accruals.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com

www.wynnresorts.com
www.wynnlasvegas.com
www.wynnmacau.com